UNITED STATES
ESECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 4, 2015

bBooth, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55314	46-1669753
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1157 North Highland Avenue, Suite C Hollywood, California		90038
(Address of principal executive offices)		(Zip Code)

(855) 250-2300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective March 4, 2015, we entered into a settlement and release agreement (the “Agreement”) with Songstagram, Inc. (“Songstagram”) and Jeff Franklin (“Franklin”), pursuant to which we agreed to issue 500,000 shares of common stock of our company to Franklin in full settlement and release of a claim that he has on certain assets that we acquired from Songstagram.

The foregoing does not purport to be a complete description of the rights and obligations of the parties under the Agreement, and is qualified in its entirety by reference to the Agreement filed as Exhibit 10.1.

ITEM 3.02.                      UNREGISTERED SALES OF EQUITY SECURITIES

As further described above in Item 1.01, effective March 4, 2015, we issued 500,000 shares of our common stock to Franklin.  Franklin is a U.S. Person (as that term is defined in Regulation S of the Securities Act of 1933) and an accredited investor (as that term is defined in Regulation D of the Securities Act of 1933) and in issuing securities to Franklin we relied on the exemption from the registration requirements of the Securities Act of 1933 provided by Rule 506 of Regulation D promulgated thereunder and/or Section 4(a)(2) of the Securities Act of 1933.

ITEM 9.01.                      FINANCIAL STATEMENTS AND EXHIBITS

10.1	Settlement and Release Agreement dated February 6, 2015 among bBooth, Inc., Songstagram, Inc. and Jeff Franklin.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2015	bBOOTH, INC. By:/s/ Rory J. Cutaia Name:Rory J. Cutaia Title:Chairman and Chief Executive Officer